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                                                                      Exhibit 21

                        SUBSIDIARIES OF CHOICEPOINT INC.


Anacubis Limited                                            United Kingdom
Anacubis, Inc.                                              Delaware
Charles Jones Inc.                                          Georgia
ChoicePoint Asset Company                                   Delaware
ChoicePoint Business and Government Services Inc.           Georgia
ChoicePoint Capital Inc.                                    Delaware
ChoicePoint Financial Inc.                                  Delaware
ChoicePoint Licensing Company                               Delaware
ChoicePoint Police Records Inc.                             Arizona
ChoicePoint Precision Marketing Inc.                        Georgia
ChoicePoint Public Records Inc.                             Georgia
ChoicePoint Services Inc.                                   Georgia
ChoicePoint UK 1 Limited                                    United Kingdom
ChoicePoint UK 2 Limited                                    United Kingdom
ChoicePoint UK LLP                                          United Kingdom
ChoicePoint WorkPlace Solutions Inc.                        Georgia
CITI NETWORK, Inc.                                          Florida
C.L.U.E. Inc.                                               Georgia
CPPM Inc.                                                   Georgia
DeltaSeal Software Limited                                  United Kingdom
EquiSearch Securities Inc.                                  Georgia
EquiSearch Services Inc.                                    Georgia
Identico Systems, LLC                                       Delaware
i2, Inc.                                                    Delaware
i2 Limited                                                  United Kingdom
i2 Group Limited                                            United Kingdom
i2 Aesop Trustees Limited                                   United Kingdom
iMapData Inc.                                               Delaware
Insurity Inc.                                               Georgia
KnowX LLC                                                   Georgia
Mortgage Asset Research Institute, Inc.                     Virginia
MPX Management Systems, Inc.                                Nebraska
National Credit Audit Corporation                           Illinois
National Data Retrieval LLC                                 Georgia
National Safety Alliance, Incorporated                      Tennessee
Patlex Corporation                                          Pennsylvania
Priority Data Systems, Inc.                                 Nebraska
Rapsheets Acquisition Corporation                           Georgia
Resident Data Financial, LLC                                Texas
Resident Data, Inc.                                         Delaware
Superior Information Services Inc.                          Georgia
The Bode Technology Group, Inc.                             Virginia
The List Source, Inc.                                       Texas
The Templar Corporation                                     Virginia
Vital Chek Network, Inc.                                    Tennessee
Vital Chek Network of Canada, Inc.                          Delaware